Exhibit 5.1

August 4, 2020

Idera Pharmaceuticals, Inc.

505 Eagleview Blvd., Suite 212

Exton, Pennsylvania 19341

Re:	Idera Pharmaceuticals, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Idera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $150,000,000 of securities (the “Securities”), which may include any or all of the following: (i) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”); (ii) shares of one or more series of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”); (iii) depositary shares representing a fractional interest in a share of Preferred Stock of the Company (“Depositary Shares”); (iv) warrants to purchase shares of Common Stock, Preferred Stock or Depositary Shares (the “Warrants”); or (v) any combination of the Securities described in clauses (i) – (iv).

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the Amended and Restated By-Laws of the Company, as amended to date (the “Bylaws”), (iii) certain resolutions of the Company’s Operating Committee of the Board of Directors relating to the Registration Statement, and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Idera Pharmaceuticals, Inc.

August 4, 2020

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A.	the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established by the authorizing resolutions of the Board of Directors of the Company, in accordance with the Certificate of Incorporation and the Bylaws, and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B.	prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware;

C.	any Depositary Shares will be issued under one or more depositary agreements (each, a “Depositary Agreement”) between the Company and a depositary identified in the Depositary Agreement as a depositary (each, a “Depositary”);

D.	to the extent that the obligations of the Company under any Depositary Agreement may depend upon such matters, the Depositary with respect to such Depositary Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; such Depositary will be duly qualified to engage in the activities contemplated by such Depositary Agreement; such Depositary Agreement will be duly authorized, executed and delivered by such Depositary and will constitute the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; such Depositary will be in compliance, generally and with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and such Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement;

E.	any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and either the purchaser(s) of such warrant or a financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”); and that the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

F.	to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, (i) each of the parties thereto, other than the Company, will be (A) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) will be duly qualified to engage in the activities contemplated by such Warrant Agreement; (ii) that such Warrant Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; (iii) that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and (iv) that such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

Idera Pharmaceuticals, Inc.

August 4, 2020

G.	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

H.	a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

I.	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

J.	a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

Idera Pharmaceuticals, Inc.

August 4, 2020

3.	When the specific terms of a particular issuance of Depositary Shares have been duly authorized by all requisite Corporate Action and in accordance with the applicable Depositary Agreement, the Depositary Shares evidenced by depositary receipts are duly executed, issued and delivered in accordance with the terms of such Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, and in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

4.	When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company.

The opinion set forth above may be limited by (i) the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus and to the references to us in the Registration Statement. In giving such consents, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ Morgan, Lewis & Bockius LLP